Exhibit 3.1
                        BRAINSTORM CELL THERAPEUTICS INC.

                               AMENDMENT NO. 1 TO
                   BYLAWS OF BRAINSTORM CELL THERAPEUTICS INC.

      The ByLaws (the "By-Laws") of Brainstorm Cell Therapeutics Inc., a Delaware corporation, is hereby amended as follows:

      1. The first two sentences of Article IV, ss.1 of the ByLaws are hereby amended by deleting such sentences in their entirety and substituting in lieu thereof the following new sentences:

      Shares of the stock of the corporation may be certificated or uncertificated, as provided under the Delaware General Corporation Law. Each stockholder, upon written request to the transfer agent of the corporation, shall be entitled to one or more certificates of the stock of the corporation, signed by the Chairman or Vice-Chairman of the Board of Directors or by the President or Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying, in the aggregate, the number of shares owned by such stockholder in the corporation.

      2. The first sentence of Article IV, ss.2 of the ByLaws is hereby amended by deleting such sentence in its entirety and substituting in lieu thereof the following new sentence:

      Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation, if such shares are certificated, by the surrender to the corporation or its transfer agent of the certificate representing such shares, properly endorsed or accompanied by a written assignment or power of attorney properly executed, or upon proper instructions from the holder of uncertificated shares, in each case with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require.

      3. The first sentence of Article IV, ss.3 of the ByLaws is hereby amended by deleting the period at the end of such sentence, by adding a semicolon at the end of such sentence, and by adding the following new clause as follows:

      provided, however, that if such shares have ceased to be certificated, a new certificate shall be issued only upon written request to the transfer agent of the corporation.

                                     ******
                                                     Adopted by the Board of
                                                     Directors on March 21,
                                                     2007.